                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12



                               Q.E.P. CO., INC.
               (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[_]    Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)  Title of each class of securities to which transaction applies:
       2)  Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       4)  Proposed maximum aggregate value of transaction:
       5)  Total fee paid:

[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:
       2)  Form, Schedule or Registration No.:
       3)  Filing Party:
       4)  Date

                               Q.E.P. CO., INC.
                              1081 Holland Drive
                           Boca Raton, Florida 33487



                                                                   June 18, 2001


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Q.E.P. Co., Inc. (the "Company"), which will be held at the Company's principal office, 1081 Holland Drive, Boca Raton, Florida 33487, on July 13, 2001, at 10:00 a.m., local time.

     The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope you will attend the meeting.


                                    Sincerely,

                                    /s/ Lewis Gould

                                    Lewis Gould
                                    Chairman and Chief Executive Officer

                               Q.E.P. CO., INC.
                              1081 Holland Drive
                           Boca Raton, Florida 33487



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 July 13, 2001


     The Annual Meeting of Stockholders of Q.E.P. Co., Inc. will be held at the Company's principal office, 1081 Holland Drive, Boca Raton, Florida 33487, on July 13, 2001 at 10:00 a.m., local time, for the following purposes:

     1.   To elect eight directors; and

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for fiscal year 2002; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 8, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

     By Order of the Board of Directors

     /s/ Susan J. Gould

     Susan J. Gould, Secretary



Boca Raton, Florida
June 18, 2001

                               Q.E.P. CO., INC.
                              1081 Holland Drive
                           Boca Raton, Florida 33487

                                PROXY STATEMENT



               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


     This proxy statement is first being sent to stockholders on or about June 18, 2001, in connection with the solicitation of proxies by the Board of Directors of Q.E.P. Co., Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on July 13, 2001, and at any adjournment thereof (the "Meeting"). The close of business on June 8, 2001, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 3,381,618 shares of $0.001 par value Common Stock ("Common Stock"), entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and FOR the ratification of the appointment of the independent certified public accountants. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. The affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting is required to approve all matters to be voted upon at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election, appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Meeting constitute a quorum. With respect to all matters to be voted upon at the meeting, abstentions will be treated as votes AGAINST and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive office of the Company is located at 1081 Holland Drive, Boca Raton, Florida 33487 and the telephone number is (561) 994-5550.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the Company's Common Stock beneficially owned on June 8, 2001, by (i) each director and director nominee,
(ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock outstanding. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

                                                                               Shares Beneficially Owned
                                                                               -------------------------
Name and Address of Beneficial Owner/(1)/                                    Number                 Percent
------------------------------------                                         ------                 -------
Lewis Gould/(2)/                                                            1,615,450                 47.5%
Susan J. Gould/(3)/                                                           491,115                 14.6%
Private Management Group/(4)/
200 Corporate Drive, Suite 2100, Irving, CA  92606                            347,307                 10.4%
Marc P. Applebaum/(5)/                                                         29,155                   *
Leonard Gould (6)                                                              21,413                   *
Christian Nast/(7)/
107 North Beach Road, Hobe Sound, Florida  33455                               19,785                   *
Emil Vogel/(7)/
649 Hyslip Avenue, Westfield, New Jersey  07090                                19,785                   *
Robert Feuerzeig/(8)/
33B Southport Lane, Boynton Beach, Florida  33436                               3,325                   *
David Malizia/(9)/
1615 Culbreath Isle Drive, Tampa, Florida  33629                                1,485                   *
Pierre Simard
26 Spruce Street, Riverside, CT  06878                                            ---                  ---
Ernst Ohnell
75 Khakum Wood Road, Greenwich, CT 06831                                       94,250                  2.8%
All directors and executive officers as a group (10                         1,911,611                 54.4%
 persons)/(10)/

*   Less than 1%.
(1) Unless otherwise specified, the address of each person in this table is c/o Q.E.P. Co., Inc., 1081 Holland Drive, Boca Raton, Florida 33487.
(2) Includes 384,152 shares of Common Stock owned by Susan J. Gould. Mr. Gould has the right to vote such shares until August 2006 pursuant to the terms of a voting trust agreement. Includes 70,063 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(3) Lewis Gould has the right to vote 384,152 of such shares until August 2006 pursuant to the terms of a voting trust agreement and has a right of first refusal to acquire any shares of Common Stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Excludes 2,500 shares of Common Stock gifted by Lewis Gould and Susan J. Gould to two adult children as to which Lewis Gould and Susan J. Gould disclaim beneficial ownership. Includes 22,925 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996. In May 1998, the Board of Directors authorized the Company to repurchase from Ms. Gould, from time to time, up to 1,000 shares of Common Stock per month at a price per share equal to $.50 less than the closing price of the Common Stock on the date of repurchase. Ms. Gould is not obligated to sell any shares of Common Stock to the Company.
(4) As reported in the most recent Schedule 13G filed by Private Management
    Group.
(5) Includes 27,030 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(6) Includes 17,913 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.

(7) Includes 19,785 shares which may be acquired by each individual within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(8) Includes 3,325 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(9) Includes 1,485 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(10) Includes 182,311 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

       At the Meeting eight directors are to be elected to hold office until the 2002 Annual Meeting of Stockholders and until their successors have been elected and qualified. The eight nominees for election as directors are Robert Feuerzeig, Leonard Gould, Lewis Gould, David Malizia, Christian Nast, Ernst Ohnell, Pierre Simard, and Emil Vogel. Each nominee is currently a member of the Board except Ernst Ohnell. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees for Director

Nominee               Age   Position, Principal Occupation, Business Experience and Directorships           Director Since
-------               ---   ---------------------------------------------------------------------           --------------
Lewis Gould            58   Chairman of the Board and Chief Executive Officer of the Company since                1979
                            1979 (inception).
Emil Vogel             58   President, Tarnow Associates, an executive search firm, since 1982.                   1997
Christian Nast         69   Chairman, Hartland Pty. Ltd., previously Vice Chairman, Rexall Sundown,               1998
                            Inc. ("Rexall") (NASD: RXSD) February 1999 through 2000 and served as
                            Chief Executive Officer of Rexall from 1997-1999 and has been a Director since 1993.  From 1989 to 1995, he was Executive Vice President, North
                            America at Colgate Palmolive Company.
Leonard Gould          32   Vice President, National Accounts of the Company, since 1998.  Management             1999
                            positions in the Company since 1995.  Mr. Gould is the son of Lewis Gould and Susan Gould.
Robert Feuerzeig       67   Consultant to various companies in the areas of Corporate Development,                1999
                            mergers and acquisitions and finance since 1993.
David Malizia          34   General partner in FCP Investors, VLP, Florida Capital Partners since 1988.           2000
Pierre Simard          36   Investment banker with Champlain Capital Partners, since 1999.  From 1995             2001
                            to 1999 he was an investment banker with Lazard Freres and Co., LLP and from 1993 to 1995 with Donaldson Lufkin and Jenrette, Inc.
Ernst Ohnell           59   C.E.O. of Ohnell Capital, Inc., a merchant banking firm.  From 1973 to
                            1996 founder and C.E.O. of Communications Supply Corp., a cable and hardware distributor.

Other Executive Officers

Executive Officer      Age          Position, Principal Occupation, Business Experience and Directorships
-----------------      ---          ---------------------------------------------------------------------
Susan J. Gould          55   Corporate Secretary of the Company since 1979 (inception).
Marc P. Applebaum       45   Senior Vice President, Chief Financial Officer and Treasurer of the Company since
                             March 1997.  Senior Vice President of Finance and Control and Assistant Treasurer from
                             December 1993 to March 1997 of Pueblo-Xtra International, Inc., a food retailer based in Florida and Puerto Rico.  Audit partner with the international accounting firm of
                             Coopers & Lybrand, from 1991 to 1993.

The Board of Directors and its Committees

       During the fiscal year ended February 28, 2001, the Company's Board of Directors held four meetings. Except as otherwise stated below, each of the Company's directors attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member that were held during fiscal year 2001. Robert Feuerzeig attended only two of the four Board meetings held during fiscal 2001. During the period of fiscal 2001 that Mr. Simard served as a director of the Company, the Board of Directors held one meeting, which he attended. Mr. Ohnell was not a director during the fiscal year 2001; therefore, did not attend any meetings of the Board of Directors.

       The Compensation Committee consisted of Christian Nast and Emil Vogel. The purpose of the Compensation Committee is to recommend to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and serves as the committee responsible for administering the Company's Omnibus Stock Plan of 1996. During fiscal 2001, the Compensation Committee met two times but it did not participate in the determination of the salaries and bonuses paid to the Company's executive officers other than the Company's Chief Executive Officer. See "Board Compensation Committee Report on Executive Compensation."

       The Audit Committee consists of Christian Nast, Robert Feuerzeig and Emil Vogel. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. In accordance with the National Association of Security Dealers guidelines, all Audit Committee members are able to read and understand financial statements. During fiscal 2001, the Audit Committee met twice.

Compensation of Directors

       During fiscal 2001, the fee paid to all non-employee Directors was $2,000 for each meeting of the Board of Directors and $500 for each committee meeting attended. They are also granted 2,000 options at fair market value on the date of grant. These amounts were paid to the Directors for four meetings during fiscal 2001. The Directors also received reimbursement for reasonable travel or other out-of-pocket expenses incurred in connection with attending such meetings. No employee of the Company received any additional compensation for his service as a Director.

Transactions Involving Directors and Executive Officers

     Pierre Simard, a director, received compensation in the amount of $10,000 for providing financing advisory services to the Company during fiscal 2001.

     Ernst Ohnell, a nominee for Director, is a limited partner in HillStreet Capital, a firm that recently refinanced a portion of the Company's subordinated debt. The amount borrowed from HillStreet amounted to $4,500,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock of the Company to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors, executive officers and ten percent stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, the Company believes that during fiscal 2001, its directors, executive officers and ten percent beneficial owners complied with all applicable filing requirements.

Executive Compensation

     The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999 for the Company's Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 in fiscal year 2001 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                                                                      Long-term
                                                         Annual Compensation                         Compensation

                                     ----------------------------------------------------------------------------------
                                                                                                       Number of
    Name and Principal       Fiscal                                           Other Annual             Securities
         Position             Year        Salary            Bonus             Compensation         Underlying Options
         --------             ----        ------            -----             ------------         ------------------
Lewis Gould                   2001      $ 401,155         $     ---           $ 19,700/(1)/                 ---
  Chairman and Chief          2000        371,923           260,346             18,100/(1)/              15,000
  Executive Officer           1999        333,462           206,000             17,267/(1)/              20,000

Susan J. Gould                2001      $ 106,864         $     ---           $  2,500/(1)/                 ---
                              2000        121,362            12,136              2,500/(1)/                2000
  Secretary                   1999        120,765             7,500              2,500/(1)/               1,000

Marc P. Applebaum             2001      $ 206,930         $     ---           $  2,500/(1)/               3,500
  Chief Financial Officer     2000        187,539            68,789              1,879/(1)/              10,000
  and Treasurer               1999        172,529            30,637              1,737/(1)/               3,000

__________
(1) Represents contributions made by the Company under its 401(K) and profit sharing plans, and in the case of Mr. Gould, an automobile allowance in the amount of $17,200, $15,600 and $14,764 in 2001, 2000 and 1999, respectively.

Option Grants in Fiscal 2001

       The following table sets forth certain information relating to option grants pursuant to the Company's Omnibus Stock Plan of 1996 in the fiscal year ended February 28, 2001 to the individuals named in the Summary Compensation Table above.

Option Grants in Last Fiscal Year

                      Number of Shares of                                                         Potential Realizable Values at
                         Common Stock          % of Total Options        Exercise                  Assumed Annual Rates of Stock
                      Underlying Options    Granted to Employees in     Price Per    Expiration    Price Appreciation for Option
        Name                Granted               Fiscal Year             Share         Date                  Term/(1)/
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           5%                10%
Marc P. Applebaum             3,500                   8.6%                $7.25        8/2/10             $0            $10,920

(1) Potential realizable value is based on the assumed growth rates for the option term. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; therefore, there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.

Option Values as of February 28, 2001

     The following table sets forth certain information with respect to the unexercised options to purchase Common Stock granted under the Omnibus Stock Plan of 1996 to the individuals named in the Summary Compensation Table above. None of the individuals named in the Summary Compensation Table exercised any options to purchase Common Stock during the fiscal year ended February 28, 2001.

                        February 28, 2001 Option Values

                                  Number of Securities Underlying                         Value of Unexercised
                                      Unexercised Options at                              In-the-Money Options
Name                                     February 28, 2001                              at February 28, 2001/(1)/
                              -------------------------------------             ---------------------------------------
                                   Exercisable      Nonexercisable                   Exercisable       Nonexercisable
                                   -----------      --------------                   -----------       --------------
Lewis Gould                           63,688            15,063                           $  0                $  0
Susan Gould                           22,075             4,175                              0                   0
Marc P. Applebaum                     22,780            10,720                              0                   0

___________
(1) Based on the public trading price of the Common Stock of $4.000 on February 28, 2001.

401(K) Plan

     Effective March 1, 1995, the Company merged, amended and restated its prior defined contribution profit sharing plan and its prior 401(k) plan into a revised plan (the "401(k) Plan") to provide retirement income to employees of the Company. The prior plans were, and the 401(k) Plan is intended to remain, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 21 and have completed one year of service. It is funded each year by the following contributions: (i) voluntary pre-tax ("salary reduction") contributions from employees up to a maximum dollar limit set by law (and increased for cost of living changes), (ii) discretionary matching contributions by the Company equal to a percentage of the amount of the employee's salary reduction contribution, which percentage is to be determined each year by the Company (and may be zero), and (iii) a profit sharing contribution, the amount of which, if any, is determined by the Company in its sole discretion. Upon leaving the Company, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to the Company's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment upon the participant's retirement, termination of employment, death or disability.

Employment Agreement

     Effective June 1996, the Company entered into an employment agreement with Lewis Gould. The agreement provides that Mr. Gould shall devote his full business time to the Company, may be terminated by the Company for "cause" (as defined in the agreement) and will receive an annual base salary of $275,000, subject to adjustment for cost of living increases and other factors. The agreement provides that Mr. Gould may receive an annual bonus at the discretion of the Board of Directors and will receive lump sum compensation equal to 2.9 times his annual salary and bonus in the event of a non-negotiated change in control of the Company. The Company also provides Mr. Gould with an automobile allowance. The employment agreement extends for a three-year term and is subject to successive one-year renewals thereafter. Effective June 2001, the Employment Agreement was extended for one year.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, the members of the Compensation Committee were Christian Nast and Emil Vogel, each of whom are non-employee directors of the Company. Lewis Gould, the Company's Chairman and Chief Executive Officer participated in deliberations concerning executive compensation (other than the compensation of the Chief Executive Officer) during the Company's fiscal year ended February 28, 2001. See "Board Compensation Committee Report on Executive Compensation."

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report On Executive Compensation

     All executive officer compensation for fiscal 2001 (other than the compensation of the Chief Executive Officer) was established by Lewis Gould, the Company's Chairman of the Board and Chief Executive Officer. In determining executive officer compensation, Mr. Gould took into consideration all factors he deemed relevant, including business conditions in general and in the Company's line of business, the Company's performance, and the performance of the specific executive officer under consideration. While the Board of Directors was advised of Mr. Gould's determinations and Mr. Gould acted after receiving the advice and recommendations of other executive officers, his decisions were not brought to the Board of Directors nor the Compensation Committee for formal action. In addition to salaries and retirement plan contributions, the compensation program for executive officers in fiscal 2001 also included awards of stock options under the Company's Omnibus Stock Plan of 1996. The awards granted to executive officers during fiscal 2001 under this plan were approved by the Compensation Committee and the Board of Directors. The Board of Directors believes that stock options provide additional incentive to executive officers to continue in the service of the Company and align the interests of executive officers with those of the Company's stockholders.

     The compensation for Mr. Gould is governed by the terms of an employment agreement entered into in June 1996. In July of 2000, Mr. Gould received an increase in annual base salary from $380,000 to $410,000. The agreement provides that Mr. Gould may receive, as discretionary, an annual bonus. In determining the bonus and the adjustment in base salary to be paid to Mr. Gould, the Compensation Committee took into consideration a number of factors, including the Company's net sales and net profit in fiscal 2001, the acquisitions completed during fiscal 2001, the expansion of the Company's customer base and overall performance of the Company, much of which was attributable to Mr. Gould's efforts.

     As described in this report, Lewis Gould, individually, and the other members of the Compensation Committee determined portions of executive officer compensation for fiscal 2001, respectively. Accordingly, this report is provided by each member of the Compensation Committee who participated in determining 2001 executive officer compensation, and who currently serves as a member of the Company's Board of Directors.

                                    Lewis Gould
                                    Emil Vogel
                                    Christian Nast

Audit Committee Report

     The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the requirements of the NASDAQ National Market ("NASDAQ") governing audit committee composition and the requirement that audit committee members be "independent directors" as such term is defined by the NASDAQ in its newly adopted rules.

     The Audit Committee assists the Board of Directors in the overseeing of the quality and integrity of the Company's accounting and financial reporting practices. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements included in the quarterly filings with the Securities and Exchange Commission ("SEC") on Form 10 Q and the audited financial statements in the Annual Report of the Company with management including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the footnote disclosures contained in, or used in the compilation of, the financial statements of the Company.

     The Board has adopted a written charter of the Audit Committee, a copy of which is attached hereto as Exhibit A.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters required to be discussed under general auditing standards, including Statement on Auditing Standards No.
61. Additionally, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors as required by the Independence Standards Board, Standard No. 1.

     The Audit Committee has discussed with the Company's independent auditors the overall scope and plans for their audit, the results of such audit, their evaluation of the Company's internal controls and the quality of the financial reporting practices of the Company.

     The Company incurred the following fees, including expenses billed to the Company, for the fiscal year ended February 28, 2001 by Grant Thornton LLP, the Company's independent accounting firm:

     Audit fees - Fees for the fiscal 2001 audit and the reviews of the interim
     ----------
     financial statements included in Forms 10 Q were approximately $182,000;

     Financial Information and Systems Design and Implementation Fees - No fees
     ----------------------------------------------------------------
     were paid pertaining to the design or implementation of the financial information systems for the fiscal year ended February 28, 2001;

     All Other Fees - Aggregate fees for all other services, rendered by Grant
     --------------
     Thornton LLP for the fiscal year ended February 28, 2001 were approximately $76,000, of which approximately $33,000 was for audit related services, principally for employee benefit plans and accounting research and approximately $43,000 was for non-audit related services, consisting of tax research and advice.

     In reliance on the reviews and discussions referred to above and when considering whether the level of non-audit services provided by Grant Thornton LLP is consistent with the maintenance of their independence, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10 K for the fiscal year ended February 28, 2001 for filing with the SEC. The Board of Directors of the Company has approved such recommendation.

This section is not "Soliciting Material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                    Christian Nast
                                    Robert Feuerzeig
                                    Emil Vogel

                               PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for the Company's Common Stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the Russell 2000 Index. The Securities and Exchange Commission rules provide that the Company may compare its returns to those of issuers with similar market capitalization if the Company does not use a published industry or line-of-business index as a comparison and does not believe it can reasonably identify a peer group. After reasonable inquiry, the Company determined that no existing published industry or line-of-business indexes were applicable to the Company's business. In addition, the Company was unable to identify a peer group of publicly traded companies to which it believed a reasonable and meaningful comparison could be made. Therefore, the Company determined to compare its returns to those of the Russell 2000 Index, an index which the Company believes includes companies with market capitalizations similar to its own. The graph assumes that $100 was invested in the Company's Common Stock on September 18, 1996 (the date the Company's Common Stock commenced trading on the NASDAQ National Market System) and in each of the indexes on such date, and that all dividends were reinvested.

===============================================================================================================================
                                        9-18-96        2-28-97         2-28-98         2-28-99         2-29-00        2-28-01
-------------------------------------------------------------------------------------------------------------------------------
Q.E.P. Co., Inc.                         $ 100          $  94           $  99           $ 100           $  96          $  59
-------------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market (U.S.)               $ 100          $ 108           $ 148           $ 192           $ 393          $ 179
-------------------------------------------------------------------------------------------------------------------------------
Russell 2000                             $ 100          $ 106           $ 137           $ 118           $ 176          $ 146
===============================================================================================================================

     The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.


                PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company's Board of Directors has appointed Grant Thornton LLP, Weston, Florida, as independent accountants to audit the consolidated financial statements of the Company for the year ending February 28, 2002.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent accountants on accounting or financial disclosure issues. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Company will select other independent accountants. The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the year ending February 28, 2002.


                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended for presentation at the 2002 Annual Meeting of Stockholders must be received by the Company on or before February 19, 2002 in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                            AUDIT COMMITTEE CHARTER


ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.


STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.


RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

     . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     . Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     . Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     . Review accounting and financial human resources and succession planning within the company.

     . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                               Q.E.P. CO., INC.
                              1081 Holland Drive
                           Boca Raton, Florida 33487

                                     PROXY
          This Proxy Is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Lewis Gould and Marc P. Applebaum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Q.E.P. Co., Inc. held of record by the undersigned on June 8, 2001, at the annual meeting of stockholders to be held on July 13, 2001 or any adjournment thereof.

1. ELECTION OF DIRECTORS   [_] FOR all nominees listed below
                                                      [_] WITHHOLD AUTHORITY
                              (except as marked to the contrary below)
                                                         to vote for all
                                                         nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

        ROBERT FEUERZEIG     LEONARD GOULD       LEWIS GOULD         DAVID MALIZIA
        CHRISTIAN NAST       ERNST OHNELL        PIERRE SIMARD       EMIL VOGEL

        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2002.

        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (Continued on reverse side)

                          (Continued from other side)

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 AND 2.

                                                       DATED: , 2001

                                                       _______________________
                                                               Signature

                                                       _______________________
                                                          Signature if held
                                                               jointly

                                                       Please sign exactly as
                                                       name appears on this
                                                       proxy. When shares are
                                                       held by joint tenants,
                                                       both should sign. When
                                                       signing as attorney,
                                                       as executor,
                                                       administrator, trustee
                                                       or guardian, please
                                                       give full title as
                                                       such. If a
                                                       corporation, please
                                                       sign in full corporate
                                                       name by President or
                                                       other authorized
                                                       officer. If a
                                                       partnership, please
                                                       sign in partnership
                                                       name by authorized
                                                       person.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE